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                                                                     EXHIBIT 5.1

                                   LAW OFFICES
                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

NEIL E. GRAYSON           999 PEACHTREE STREET, N.E.
(404) 817-6113                FIRST UNION PLAZA
Internet Address:                SUITE 1400
  NEG@NMRS.COM             ATLANTA, GEORGIA 30309
                          TELEPHONE (404) 817-6000
                          FACSIMILE (404) 817-6050
                                www.nmrs.com

                                October 22, 1999


RHBT Financial Corporation
315 East Main Street
Rock Hill, South Carolina 29731

Ladies and Gentlemen:

         We have acted as counsel to RHBT Financial Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 312,500 shares (the "Shares") of the Company's common stock, par value $.01 per share, which may be issued by the Company upon the exercise of stock options under its 1999 Stock Incentive Plan. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         The opinion set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   NELSON MULLINS RILEY &
                                   SCARBOROUGH, L.L.P.

                                   /s/ Neil E. Grayson

                                   Neil E. Grayson, Esq.